Exhibit 99.1

Mountain Crest Acquisition Corp. III

BALANCE SHEET

	May 20, 2021	Pro Forma Adjustments (unaudited)	As Adjusted (unaudited) June 14, 2021
ASSETS

CURRENT ASSETS
Cash	$593,730	$-	$593,730

Cash held in trust	50,000,000	4,171,930	54,171,930

TOTAL ASSETS	$50,593,730	$4,171,930	$54,765,660

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,000	$-	$1,000

Deferred underwriting fee payable	1,750,000	146,017	1,896,017

Total liabilities	1,751,000	146,017	1,897,017

COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption, $0.0001 par value, 4,384,272 and 4,786,864 shares at redemption value of $10.00 per share, respectively.	43,842,720	4,025,920	47,868,640

STOCKHOLDERS' EQUITY
Common Stock; $0.0001 par value; 30,000,000 shares authorized; 2,264,220 shares issued and outstanding (excluding 4,786,864 shares subject to possible redemption).	233	(7)	226
Additional paid-in capital	5,000,777	-	5,000,777
Retained earnings	(1,000)	-	(1,000)

Total stockholders' equity	5,000,010	(7)	5,000,003

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,593,730	$4,171,930	$54,765,660